Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TCF Financial Corporation:

We consent to the incorporation by reference of our reports dated February 25, 2014 with respect to the consolidated statements of financial condition of TCF Financial Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of TCF Financial Corporation and in the following Registration Statements of TCF Financial Corporation: Nos. 33-43030, 33-53986, 33-63767, 333-62792, 333-72394, 333-113748, 333-146741, 333-154929, 333-160237, 333-168893, 333-184675, and 333-184676 on Form S-8 and Nos. 333-56500, 333-152922, 333-156068, and 333-181741 on Form S-3.

/s/ KPMG LLP
Minneapolis, Minnesota
February 25, 2014